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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST

                                       OF

                           CARLISLE CAPITAL TRUST ONE


     This Certificate of Trust is being executed as of May 23, 2002 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. ss.ss. 3801 ET SEQ. (the "Act").

     The undersigned hereby certify as follows:

     1. NAME. The name of the business trust formed hereby is Carlisle Capital Trust One (the "Trust").

     2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

        The Bank of New York (Delaware)
        White Clay Center
        Route 273
        Newark, Delaware 19711

     3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.





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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                       THE BANK OF NEW YORK (DELAWARE),
                                       as Delaware Trustee


                                       By:  /s/ MICHAEL SANTINO
                                           ----------------------------
                                           Name:  Michael Santino
                                           Title: SVP


                                           /s/ STEVEN J. FORD
                                           ----------------------------
                                           Name: Steven J. Ford
                                           Regular Trustee






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